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EXHIBIT 23.01

Consent of Deloitte & Touche LLP

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-86010 of Paul-Son Gaming Corporation and Subsidiaries on Form S-3 of our report dated July 8, 2002 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
August 14, 2002

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Consent of Deloitte & Touche LLP